(Please do not write in spaces below—for Department use)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

EFFECTIVE DATE If different than date of filing:	FILED APR - 4 1980 [signature] DIRECTOR Michigan Department of Commerce	Date Received APR - 2 1980
Corporation Number	011-192	

(SEE INSTRUCTIONS ON REVERSE SIDE)

ARTICLES OF INCORPORATION

(Domestic Profit Corporation)

These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:

ARTICLE I (See Part 1 of instructions on Page 4.)

The name of the corporation is LETICA RESOURCES, INC.

ARTICLE II (See Part 2 of instructions on Page 4.) (If space below is insufficient, continue on Page 3.)

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized capital stock is:

1. Common Shares 50,000 Par Value Per Share $1.00
   Preferred Shares ______ Par Value Per Share $______

and/or shares without par value as follows (See Part 3 of instructions on Page 4.)

2. Common Shares ______ Stated Value Per Share $______
   Preferred Shares ______ Stated Value Per Share $______

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: (If space below is insufficient, continue on Page 3.)

ARTICLE IV

1. The address of the initial registered office is: (See Part 4 of instructions on Page 4.)

NO. AND STREET	CITY		ZIP
1600 West Hamlin Road	Rochester	Michigan	48063

2. Mailing address of the initial registered office if different than above (See Part 4 of instructions on Page 4.)

P. O. BOX	CITY		ZIP
		Michigan	

3. The name of the initial resident agent at the registered office is:

Ilija Letica

ARTICLE V (See Part 5 of instructions on Page 4.)

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
Sam DuBois	280 N. Woodward, Ste. 300, Birmingham, Michigan 48011

ARTICLE VI OPTIONAL (Delete Article VI if not applicable.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing ¾ in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII OPTIONAL (Delete Article VII if not applicable.)

Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

(Use space below for continuation of previous Articles and/or for additional Articles.)

Please indicate which article you are responding to and/or insert any desired additional provisions authorized by the act by adding additional articles here.

I (We), the incorporator(s) sign my (our) name(s) this 1st day of April 19 80.

Sam DuBois

SAM DuBOIS

(INSTRUCTIONS ON PAGE 4)

C & S—101 (Rev. 12-78)

INFORMATION AND INSTRUCTIONS

Articles of Incorporation — Profit Domestic Corporations

1. Article I—The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations: "Corporation", "Company", "Incorporated", "Limited", "Corp.", "Co.", "Inc." or "Ltd."

2. Article II may state, in general terms, the character of the particular business to be carried on. Under section 202(b) of the law, it is a sufficient compliance to state substantially, **alone or with specifically enumerated purposes**, that the corporation may engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act. The law requires, however, that educational corporations must state their specific purposes.

3. Article III (2)—The law requires the incorporators of a domestic corporation having **shares without par value** to submit **in writing** the amount of consideration proposed to be received **for each share** which shall be allocated to stated capital. Such stated value may be indicated either in Article III (2) or in a written statement accompanying the Articles of Incorporation.

4. Article IV—A post office box is not permitted to be designated as the address of the registered office in part 1 of Article IV. The mailing address in part 2 of Article IV may differ from the address of the registered office **only** if a post office box address in the same city as the registered office is designated as the mailing address.

5. Article V—The law requires one or more incorporators.
   The addresses should include a street number and name (or other designation), in addition to the name of the city and state.

6. The duration of the corporation should be stated in the Articles only if **the duration is not perpetual.**

7. The Articles must be signed in ink by each incorporator. The names of the incorporators as set out in Article V should correspond with the signatures.

8. One original copy of the Articles is required. A true copy will be returned by the Corporation and Securities Bureau to the person submitting the Articles for filing.

9. An effective date, not later than 90 days after the date of filing, may be stated on page 3 of the Articles of Incorporation.

10. FEES: Filing Fee **$10.00**
    Franchise Fee—½ mill (.0005) on each dollar of authorized capital stock, with a minimum franchise fee of **$25.00**
    (Make fee payable to State of Michigan)
    Total minimum fees........ **$35.00**

11. Mail Articles of Incorporation and fees to:

    Michigan Department of Commerce
    Corporation and Securities Bureau
    Corporation Division
    P. O. Box 30054
    Lansing, Michigan 48909

UNITED STATES OF AMERICA

The State of Michigan

Michigan Department of Commerce

Lansing, Michigan

To All To Whom These Presents Shall Come:

I, William F. McLaughlin, Director, Michigan Department of Commerce, Do Hereby Certify That Articles of Incorporation of

LETICA RESOURCES, INC.

were duly filed in this office on the 4th *day of* April *, 19*80 *, in conformity with Act 284, Public Acts of 1972, as amended.*

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 4th *day of* April *, 19* 80

[signature]

Director

C & S—175